As filed with the Securities and Exchange Commission on November 19, 2024.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUIDELORTHO CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	2835	87-4496285
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9975 Summers Ridge Road

San Diego, California 92121

(858) 552-1100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michelle A. Hodges

Chief Legal Officer

QuidelOrtho Corporation

9975 Summers Ridge Road

San Diego, California 92121

(858) 552-1100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ryan A. Murr

Branden C. Berns

Gibson, Dunn & Crutcher LLP

One Embarcadero Center, Suite 2600

San Francisco, CA 94111-3715

(415) 393-8200

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

8,260,183 Shares

QUIDELORTHO CORPORATION

Common Stock

This prospectus covers the offer and resale by the selling stockholder identified in this prospectus of up to an aggregate of 8,260,183 shares of our common stock, par value $0.001 per share. We are registering these securities for resale pursuant to the selling stockholder’s registration rights under that certain principal stockholders agreement, dated December 22, 2021, among us, the selling stockholder and other parties party thereto.

We are not offering or selling any shares of common stock under this prospectus and we will not receive any proceeds from the sale of the common stock by the selling stockholder.

The selling stockholder may offer and sell the shares of common stock at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, or at varying prices determined at the time of sale or at negotiated prices. The selling stockholder may sell the shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder, the purchasers of the shares, or both.

We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses and transfer taxes. We provide more information about how the selling stockholder may sell or otherwise dispose of its shares of common stock in the section titled “Plan of Distribution” beginning on page 14 of this prospectus. The selling stockholder will bear any brokerage costs or underwriting discounts and commissions incurred by the selling stockholder in disposing of its shares of common stock, as described in more detail in the section titled “Plan of Distribution—Expenses of this Offering.”

Our common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “QDEL.” On November 18, 2024, the last reported sales price of a share of our common stock on Nasdaq was $37.39.

Investing in our common stock involves a high degree of risk. Please read the section titled “Risk Factors” beginning on page 8 of this prospectus as well as the risk factors and other information contained in the applicable prospectus supplement, any related free writing prospectus, and in the documents we incorporate by reference into this prospectus or applicable prospectus supplement. See “Where You Can Find More Information.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated November 19, 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using the “shelf” registration process. Under this shelf registration process, the selling stockholder named in this prospectus may offer and sell shares of the common stock described in this prospectus from time to time in one or more offerings or resales. This prospectus provides you with a general description of the shares of common stock the selling stockholder may offer. We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling stockholder. Any accompanying prospectus supplement or any related free writing prospectus may also add, update or change information contained in this prospectus or in any documents incorporated by reference into this prospectus. To the extent there are inconsistencies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read this prospectus, any accompanying prospectus supplement and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the section titled “Incorporation by Reference,” before investing in the common stock offered.

You should rely only on the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any applicable free writing prospectus. Neither we nor the selling stockholder has authorized anyone to provide you with different information. This document may only be used where it is legal to sell our common stock. You should not assume that the information contained in this prospectus, any prospectus supplement, any applicable free writing prospectus or the documents incorporated by reference, is accurate as of any date other than the dates of those documents regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the common stock.

For investors outside the United States: Neither we nor the selling stockholder have done or will do anything that would permit this offering, or possession or distribution of this prospectus, any prospectus supplement or free writing prospectus, in any jurisdiction where action for that purpose is required other than in the United States. Persons outside the United States who come into possession of this prospectus, any applicable prospectus supplement or free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside of the United States.

In this prospectus, unless expressly indicated or the context otherwise requires, references to “we,” “our,” “us,” “the Company,” and “our Company” refer to QuidelOrtho Corporation, a Delaware corporation, and its consolidated subsidiaries.

All references to “this prospectus” refer to this prospectus and any accompanying prospectus supplement, including the documents incorporated by reference herein and therein, unless the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investor Relations” at www.quidelortho.com. The information we file with the SEC (except as described below under the section titled “Incorporation by Reference”) or contained on or accessible through our corporate website or any other website that we may maintain is not part of, and is not incorporated by reference into, this prospectus and you should not rely on that information when making a decision to invest in our common stock. Inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus. To the extent there are inconsistencies between the information contained in this prospectus and the information contained in the documents filed with the SEC prior to the date of this prospectus and incorporated by reference, the information in this prospectus shall be deemed to supersede the information in such incorporated documents. We incorporate by reference the documents listed below (other than any portions thereof which under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and applicable SEC rules are not deemed “filed” under the Exchange Act, such as any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and exhibits filed on such form that are related to such items):

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the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 29, 2024 (including the portions of our Definitive Proxy Statement on Schedule 14A filed on April 2, 2024 incorporated by reference therein), as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on August 1, 2024;

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the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 29, 2024, filed with the SEC on May  9, 2024, August  1, 2024 and November 8, 2024, respectively;

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the Company’s Current Reports on Form 8-K and Form 8-K/A, as applicable, filed with the SEC on February  21, 2024, February  29, 2024, April 29, 2024, May  7, 2024, May  17, 2024, November 8, 2024, November 18, 2024 and November 18, 2024; and

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the description of the Company’s securities under the caption “Description of TopCo Capital Stock” contained in the Company’s registration statement on Form S-4 filed with the SEC on January 31, 2022, as updated from time to time by any amendment or report filed with the SEC for purposes of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates shall be deemed to be incorporated by reference herein and to be a part of this prospectus from the date of filing of such documents (other than any portions thereof, which under the Exchange Act and applicable SEC rules, are not deemed “filed” under the Exchange Act, such as any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and exhibits filed on such form that are related to such items).

Subsequent information that we file with the SEC will automatically update and supersede this information to the extent there are inconsistencies. Without limiting the foregoing, if we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained in or incorporated by reference into this prospectus, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner. We will provide without charge to each person to whom a copy of this prospectus has been delivered, a copy of any and all of these filings. You may request a copy of these filings by writing to us at:

Investor Relations

9975 Summers Ridge Road

San Diego, California 92121

e-mail: IR@quidelortho.com

Exhibits to any documents incorporated by reference in this prospectus will not be sent, however, unless those exhibits have been specifically referenced in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements made herein or incorporated by reference in this prospectus and any accompanying prospectus supplement contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements are any statement contained or incorporated by reference herein that is not strictly historical, including, but not limited to, statements regarding our commercial, integration and other strategic goals, our cost-savings initiatives, industry prospects, our expected results of operations or financial position, and future plans, objectives, strategies, expectations and intentions. Without limiting the foregoing, the words “may,” “will,” “would,” “should,” “might,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “goal,” “project,” “strategy,” “future,” “continue” or similar words, expressions or the negative of such terms or other comparable terminology are intended to identify forward-looking statements. Such statements are based on the beliefs and expectations of our management as of the date of this prospectus and any accompanying prospectus supplement and are subject to significant known and unknown risks and uncertainties.

As you read and consider this prospectus, any accompanying prospectus supplement and the information incorporated by reference herein or therein, you should understand that these forward-looking statements are not guarantees of performance or results. You should not rely on forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our business, financial condition, results of operations, cash flows and prospects, and therefore actual results or outcomes may differ significantly from those set forth or implied in the forward-looking statements. The following factors and additional risks and uncertainties not presently known to us or that we currently deem immaterial could cause actual results to differ from those set forth or implied in the forward-looking statements:

•	the highly competitive nature of our industry and market segments;

•	failure to research and successfully develop new technologies, products and services and develop new markets;

•	our inability to obtain or maintain required clearances or approvals for our products, including approval requirements of the foreign countries in which we sell our products;

•	adverse developments in global market, macroeconomic and geopolitical conditions;

•	fluctuations or a decline in sales of our respiratory products;

•	the loss of any key distributor or the failure to retain or expand our customer relationships;

•	interruptions and delays in the supply of raw materials, components, equipment and other products and services provided to us, and manufacturing or warehousing problems or delays;

•	the failure of our collaboration partners to fulfill their obligations to us;

•	our inability to protect our information systems and personal and confidential information, including from data corruption, cyber-attacks, security breaches or IT errors;

•	decreases in the number of surgical procedures performed, and the resulting decrease in blood demand;

•	fluctuations in our cash flows as a result of our reagent rental model;

•	our inability to achieve market acceptance of our products;

•	significant changes in the healthcare industry and related industries that we serve, including an effort to reduce costs;

•	consolidation of our customer base and the formation of group purchasing organizations;

•	inability to realize the anticipated benefits of acquisitions, divestitures or discontinuances of certain business operations;

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risks associated with our non-U.S. operations and international sales, including currency translation risks, the impact of possible new sanctions or tariffs, trade embargoes or trade wars and compliance with applicable trade measures;

•	failure to integrate successfully the businesses of Quidel Corporation (“Quidel”) and Ortho Clinical Diagnostics Holdings plc (“Ortho”) in the expected timeframe;

•	continued incurrence of significant integration-related costs;

•	interruptions to our third-party IT service providers and/or the inability of our digital solutions to interoperate with certain operating systems;

•	our inability to develop, obtain and protect our proprietary technology rights or defend against intellectual property infringement suits against us by third parties;

•	the loss of Emergency Use Authorizations on our respiratory products;

•	our ability to adequately manage our clinical studies;

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failure to comply with applicable regulations by the U.S. Food and Drug Administration and other federal, state and foreign regulatory agencies, which may result in significant costs, the suspension or withdrawal of previously obtained regulatory approvals, product recalls, seizure of products or injunctions against our distribution of products, operating restrictions and criminal prosecution;

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disruptions at government agencies that prevent them from performing normal business functions or prevent new or modified products from being developed, cleared, approved or commercialized in a timely manner, or at all;

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inability to procure government contracts, including due to government-sponsored tendering requirements, lack of funding and compliance and possible sanctions risks associated with contracts with government entities;

•	liability claims and harm to our reputation resulting from claims that our products are defective or do not comply with applicable regulations;

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failure to comply with applicable healthcare laws and regulations, laws and regulations associated with our use of hazardous materials, anti-bribery and anti-corruption laws and regulations, laws relating to privacy of information, and federal, state and foreign privacy, data security and data protection laws and regulations;

•	risks related to changes in U.S. and foreign income tax laws and regulations;

•	our need to raise additional funds to finance our future capital or operating needs or other business purposes;

•	risks related to our indebtedness;

•	our ability to generate cash flow to service our debt obligations;

•	restrictions imposed under the agreements governing our indebtedness from time to time, which may limit our operating flexibility;

•	difficulty attracting, motivating and retaining executives and other key employees;

•	unexpected payments to any defined benefit plans or other post-employment benefit plans applicable to our employees;

•	work stoppages, union negotiations, labor disputes and other matters associated with our labor force;

•	the outcomes of legal proceedings instituted against us;

•	additional costs and new risks associated with ESG and sustainability matters, including evolving legal standards and regulations concerning such matters;

•	risks that the insurance we maintain may not fully cover any or all potential exposures;

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certain provisions of our amended and restated certificate of incorporation (our “Charter”), our amended and restated bylaws (our “Bylaws”) and Delaware law that may make takeover attempts difficult, which could depress the price of our common stock, or limit our stockholders’ ability to obtain a favorable judicial forum for disputes;

•	the volatility of the market price of our common stock;

•	risks associated with future sales of our common stock by us or our stockholders in the public market;

•	failure to develop or maintain an effective system of internal controls; and

•	other factors disclosed or incorporated by reference in this prospectus and any accompanying prospectus supplement.

These cautionary statements should not be construed by you to be exhaustive and speak only as of the date the statements are made. We undertake no obligation to update any of the forward-looking information or time-sensitive information included in this prospectus and any accompanying prospectus supplement, whether as a result of new information, future events, changed expectations or otherwise, except as required by law. For further discussion of the risks relating to our business, see the section titled “Risk Factors” in the documents incorporated by reference herein.

PROSPECTUS SUMMARY

This prospectus summary highlights selected information contained or incorporated by reference in this prospectus and may not contain all of the information that you should consider in making your investment decision. For a more complete understanding of the Company and this offering and before making any investment decision regarding our common stock, you should read this entire prospectus, any accompanying prospectus supplement and the information incorporated by reference herein and therein, including “Risk Factors.”

Our Company

Our vision is to advance diagnostics to power a healthier future. With our expertise in immunoassay and molecular testing, clinical chemistry and transfusion medicine, we aim to provide clarity to clinicians and patients to help create better health outcomes. Our global infrastructure and commercial reach support our customers across more than 130 countries and territories with quality diagnostics, a broad test portfolio and market-leading service. We operate globally with manufacturing facilities in the U.S. and U.K. and with sales centers, administrative offices and warehouses located throughout the world.

We currently sell our products directly to end users through a direct sales force and through a network of distributors, for professional use in physician offices, hospitals, clinical laboratories, reference laboratories, urgent care clinics, leading universities, retail clinics, pharmacies, wellness screening centers, other point-of-care settings, blood banks and donor centers, as well as for individual, non-professional, over-the-counter (“OTC”) use. We reached new markets as we introduced our QuickVue® At-Home OTC COVID-19 test for at-home consumer use, school districts, health departments and other locations.

Corporate Information

Quidel commenced operations in 1979 and was originally incorporated as Monoclonal Antibodies, Inc. in California. In 1987, Quidel re-incorporated as Quidel Corporation in the State of Delaware. On May 27, 2022, pursuant to a Business Combination Agreement entered into as of December 22, 2021, by and among Quidel, Ortho, the Company, Orca Holdco, Inc., Laguna Merger Sub, Inc. (“U.S. Merger Sub”), and Orca Holdco 2, Inc., Quidel and Ortho consummated a business combination (the “Combinations”) by way of (i) a scheme of arrangement undertaken by Ortho under Part 26 of the UK Companies Act 2006, pursuant to which each issued and outstanding share of Ortho was acquired by a nominee of the Company, such that Ortho became a wholly owned subsidiary of the Company, and (ii) a merger of U.S. Merger Sub with and into Quidel, with Quidel surviving the merger as a wholly owned subsidiary of the Company. As a result of the Combinations, the Company became the successor issuer to Quidel pursuant to Rule 12g-3(a) under the Exchange Act.

Our principal executive offices are located at 9975 Summers Ridge Road, San Diego, California 92121. Our telephone number at this address is (858) 552-1100. Our website address is www.quidelortho.com. Information contained on, or that can be accessed through, our website does not constitute part of, and is not incorporated by reference into, this prospectus, and inclusion of our website address in this prospectus is an inactive textual reference only. You should rely only on the information contained in this prospectus and in the documents incorporated by reference herein when making a decision as to whether to invest in our common stock.

THE OFFERING

Common Stock Offered by the Selling Stockholder	Up to 8,260,183 shares of common stock

Use of Proceeds	The selling stockholder will receive all of the net proceeds from the sale of the common stock offered by this prospectus. We will not receive any proceeds from the sale of the common stock by the selling stockholder. See “Use of Proceeds.”

Plan of Distribution	The selling stockholder may sell all or a portion of the shares of our common stock owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. Registration of the shares of common stock covered by this prospectus does not mean, however, that such shares necessarily will be offered or sold. See “Plan of Distribution.”

Risk Factors	See “Risk Factors” and the other information included in this prospectus and incorporated by reference herein for a discussion of the factors you should consider carefully before deciding to invest in our common stock.

Nasdaq Symbol	“QDEL”

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus and any accompanying prospectus supplement, including, without limitation, the risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as such risk factors may be updated in our other filings with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, and the risk factors described in any other filings we make with the SEC from time to time, which are incorporated by reference herein, before making an investment decision pursuant to this prospectus and any accompanying prospectus supplement relating to a specific offering.

Our business, financial condition, results of operations, cash flows and prospects, and your investment in the offered securities, could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future.

USE OF PROCEEDS

Any shares of common stock offered under this prospectus will be offered by the selling stockholder, and the selling stockholder will receive all of the net proceeds from any sale of shares of common stock under this prospectus. We are not offering any shares of common stock under this prospectus and will not receive any proceeds from any sale of shares of common stock by the selling stockholder.

We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses and transfer taxes. The selling stockholder will bear any brokerage costs or underwriting discounts and commissions incurred by the selling stockholder in disposing of its shares of common stock, as described in more detail in the section titled “Plan of Distribution—Expenses of this Offering.”

SELLING STOCKHOLDER

We are registering the resale of 8,260,183 shares of common stock to permit the selling stockholder to resell such shares, as set forth in the table below, in the manner contemplated under the section titled “Plan of Distribution” in this prospectus. The shares covered by this prospectus may be offered from time to time by the selling stockholder.

The selling stockholder may sell some, all or none of its shares of common stock covered by this prospectus from time to time. We do not know how long the selling stockholder will hold its shares before selling them. The selling stockholder may, from time to time, sell, transfer or otherwise dispose of any or all of the shares on any stock exchange, market or trading facility on which our common stock is traded or in private transactions. As a result, we cannot estimate the number of shares of common stock covered by this prospectus the selling stockholder will own in the future.

The table below sets forth the number of shares of our common stock that the selling stockholder may offer and sell pursuant to this prospectus, as well as the selling stockholder’s beneficial ownership of our common stock prior to and following its sale of shares covered by this prospectus (assuming all shares covered by this prospectus are sold).

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days.

All information with respect to common stock ownership of the selling stockholder was furnished by the selling stockholder and is as of October 30, 2024, and assumes 67,256,717 shares of common stock outstanding as of October 30, 2024.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to this Offering		Number of Shares of Common Stock Offered Hereby	Number of Shares of Common Stock Beneficially Owned After this Offering
	Number	Percentage		Number	Percentage
Investment Funds Affiliated with The Carlyle Group Inc. (1)	8,260,183	12.3%	8,260,183	—	—%

(1)

Reflects common stock held by affiliates of The Carlyle Group Inc. The Carlyle Group Inc., a publicly traded company listed on Nasdaq, is the sole member of Carlyle Holdings II GP L.L.C., which is the managing member of Carlyle Holdings II L.L.C., which, with respect to the securities reported herein, is the managing member of CG Subsidiary Holdings L.L.C., which is the general partner of TC Group Cayman Investment Holdings, L.P., which is the general partner of TC Group Cayman Investment Holdings Sub L.P., which is the sole member of TC Group VI Cayman, L.L.C., which is the general partner of TC Group VI Cayman, L.P., which is the general partner of Carlyle Partners VI Cayman Holdings, L.P., which holds of record the common stock of the Company. Voting and investment determinations with respect to the common stock held of record by Carlyle Partners VI Cayman Holdings, L.P. are made by an investment committee of TC Group VI Cayman, L.P.

Accordingly, each of the foregoing entities may be deemed to share beneficial ownership of the securities held of record by Carlyle Partners VI Cayman Holdings, L.P. Each of them, other than Carlyle Partners VI Cayman Holdings, L.P., disclaims beneficial ownership of such securities. The address for each of TC Group Cayman Investment Holdings, L.P., TC Group Cayman Investment Holdings Sub L.P., TC Group VI Cayman, L.P. and Carlyle Partners VI Cayman Holdings, L.P. is c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands. The address of each of the other entities named in this footnote is c/o The Carlyle Group Inc., 1001 Pennsylvania Avenue, NW, Suite 220 South, Washington, D.C. 20004.

DESCRIPTION OF CAPITAL STOCK

General

The following information is a summary of the material terms of the capital stock of the Company and is subject to, and qualified in its entirety by reference to, the more complete descriptions of the Company’s capital stock in its Charter and its Bylaws, which are filed as Exhibit 4.1 and Exhibit 4.2 to the registration statement of which this prospectus forms a part.

Our authorized capital stock consists of 126,200,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of October 30, 2024, there were 67,256,717 shares of common stock and no shares of preferred stock outstanding.

Common Stock

The Charter authorizes the issuance of up to 126,200,000 shares of common stock. All outstanding shares of common stock are validly issued, fully paid and nonassessable.

Voting. Except as otherwise required by law (and subject to the rights of any other outstanding capital stock under the Charter), each outstanding share of common stock is entitled to vote on each matter on which our stockholders are entitled to vote, and each holder thereof is entitled to one vote for each share of common stock held by such holder. Common stockholders do not have cumulative voting rights.

Dividends. Common stockholders have the right to receive dividends when, as and if declared by the board of directors of the Company (the “Board”) from funds legally available therefor.

Special Meetings and Notice Procedures. The Bylaws provide that special meetings of stockholders may be called by stockholders of record, as of the record date fixed as provided therein, holding in the aggregate not less than 50% of the voting power of our issued and outstanding capital stock. In addition, the Bylaws establish an advance written notice procedure for stockholders seeking to nominate candidates for election to the Board or to propose matters to be acted upon at stockholders’ meetings. As a result, these provisions of the Bylaws may delay stockholder actions with respect to business combinations or a change in management and may make it more difficult for third parties to acquire control of the Company.

Advanced Notice Bylaws. For director nominations or other business to be properly brought before an annual meeting by a stockholder, such stockholder must generally provide notice to the Company no later than 90 days and no more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting; provided, that if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the anniversary of the preceding year’s annual meeting, such notice must be delivered no more than 120 days prior to such annual meeting nor less than the later of (i) 90 days prior to such annual meeting and (ii) ten days after the day on which public disclosure of the date of such meeting is first made.

Exclusive Jurisdiction. The Bylaws provide that unless the Company selects or consents in writing to the selection of an alternative forum, (i) the sole and exclusive forum for any complaint by any current or former stockholder asserting any internal corporate claims, to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware), and (ii) the sole and exclusive forum for any complaint by any current or former stockholder asserting a cause of action arising under the Securities Act, to the fullest extent permitted by law, shall be the federal district courts of the United States of America.

Delaware Anti-takeover Statute. The Company has opted out of Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”), which is a statute that (if applicable) would have served to make certain types of unfriendly or hostile corporate takeovers, or other non-board approved transactions involving a corporation and one or more of its significant stockholders, more difficult.

Other Rights. Common stockholders do not have any preemptive, subscription or conversion rights under the Charter.

Preferred Stock

Under the terms of the Charter, the Board is authorized to issue from time to time, without further vote or action by the stockholders, up to an aggregate of 5,000,000 shares of preferred stock in one or more series. The Board is authorized, within the limitations and restrictions stated in the Charter, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed on any wholly unissued series of preferred shares, and the number of shares constituting such series and the designation thereof. No preferred shares are currently outstanding.

The Company currently has no plans to issue any shares of preferred stock, but the Company believes that the ability to issue shares of preferred stock without the expense and delay of a special stockholders’ meeting will provide the Company with increased flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. The Board could issue shares of preferred stock having voting, dividend and liquidation rights superior to those of the shares of common stock, which could adversely affect the voting power of the common stockholders, including the loss of voting control to others, and delay, defer or prevent a change in control of the Company without further action by the stockholders. This could discourage an acquisition attempt or other transaction that stockholders might believe to be in their best interests or in which they might receive a premium for their stock over the then-market price of the stock.

If the Board were to issue a new series of preferred stock, the issuance of such shares could:

•	decrease the amount of earnings and assets available for distribution to existing common stockholders;

•	make removal of the Company’s management more difficult;

•	result in restrictions upon the payment of dividends and other distributions to the existing common stockholders;

•	delay or prevent a change in control of the Company; and

•	limit the price that investors are willing to pay in the future for shares of our common stock.

Registration Rights

Pursuant to a Principal Stockholders Agreement (the “Stockholders Agreement”), dated December 22, 2021, by and among Ortho, Quidel and Carlyle Partners VI Cayman Holdings, L.P. (the “Carlyle Investor”), the Carlyle Investor is entitled to demand and piggyback rights with respect to the registration under the Securities Act of shares of common stock held by the Carlyle Investor. In certain instances, the Carlyle Investor may cause the Company, at the Company’s expense, to file registration statements under the Securities Act covering resales of shares of common stock held by the Carlyle Investor or to piggyback on other registration statements in certain circumstances and subject to certain limitations. The Company will pay all expenses related to any demand, piggyback or Form S-3 registration, with the exception of underwriting discounts and commissions, which will be paid by the selling stockholder.

The Carlyle Investor’s demand rights (excluding rights with respect to “shelf” registrations) expire in the event that the Carlyle Investor owns less than 5% of the outstanding shares of common stock, and its other registration rights expire on a holder-by-holder basis when the Carlyle Investor or any permitted transferee thereof owns less than 1% of the outstanding shares of common stock, in each case, only if the Carlyle Investor or such permitted transferee can sell its shares of common stock without volume or manner of sale restrictions under Rule 144 under the Securities Act.

Transfer Agent and Registrar

Computershare, Inc. serves as the transfer agent and registrar for the Company’s common stock.

Listing

The Company’s common stock is listed on Nasdaq under the symbol “QDEL.”

PLAN OF DISTRIBUTION

Resales by Selling Stockholder

We are registering the shares of common stock covered by this prospectus on behalf of the selling stockholder pursuant to the terms of the Stockholders Agreement.

The selling stockholder may offer and sell the shares of common stock from time to time, either in increments or in a single transaction. The selling stockholder may also decide not to sell any or all the shares of common stock it is allowed to sell under this prospectus. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholder is not restricted as to the price or prices at which it may sell its shares of common stock. Sales of such shares may have an adverse effect on the market price of the common stock. Moreover, it is possible that a significant number of shares of common stock could be sold at the same time, which may have an adverse effect on the market price of the common stock.

The term “selling stockholder” also includes persons who obtain common stock from the selling stockholder as a gift, on foreclosure of a pledge, in a distribution or dividend of assets by an entity to its equity holders or partners, as an assignee, transferee or other successor-in-interest, or in another private transaction.

Types of Sale Transactions

The selling stockholder may sell the shares of common stock offered by this prospectus from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, at fixed prices or at prices that may be subject to change. Sales of shares of our common stock by the selling stockholder may occur from time to time in one or more of the following types of transactions (which may involve crosses or block transactions):

•	through Nasdaq or any other securities exchange that quotes the common stock;

•	in the over-the-counter market;

•	in transactions other than on those exchanges or in the over-the-counter market (including negotiated transactions and other private transactions);

•	in short sales (sales of shares completed by delivery of borrowed stock) of the common stock, in transactions to cover short sales or otherwise in connection with short sales;

•	by pledge to secure debts and other obligations or on foreclosure of a pledge;

•	through put or call options, including the writing of exchange-traded call options, or other hedging transactions related to the common stock;

•	in a combination of any of the above transactions; or

•	any other method permitted pursuant to applicable law.

The selling stockholder may enter into hedging transactions from time to time in which a selling stockholder may:

•

enter into transactions with a broker-dealer or any other person in connection with which such broker-dealer or other person will engage in short sales of common stock, in which case such broker-dealer or other person may use shares of common stock received from the selling stockholder to close out its short positions;

•	sell common stock short itself and redeliver shares offered by this prospectus to close out its short positions or to close out stock loans incurred in connection with its short positions;

•

enter into option or other types of transactions that require the selling stockholder to deliver common stock to a broker-dealer or any other person, who will then resell or transfer the common stock under this prospectus; or

•

loan or pledge the common stock to a broker-dealer or any other person, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares under this prospectus.

The selling stockholder may use broker-dealers or other persons to sell its shares in transactions that may include one or more of the following:

•	a block trade in which a broker-dealer or other person may resell a portion of the block, as principal or agent, in order to facilitate the transaction;

•	purchases by a broker-dealer or other person, as principal, and resale by the broker-dealer or other person for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of any offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, if any;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, the selling stockholder will receive from the sale;

•	any over-allotment options or other options under which underwriters may purchase additional securities from the selling stockholder;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any fixed public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Sales by the selling stockholder of the common stock offered by this prospectus may be made directly to investors or through securities firms acting as underwriters, brokers or dealers. Only firms named in an applicable prospectus supplement will be underwriters, brokers or dealers, as applicable, for the shares of our common stock offered by such prospectus supplement. When resales are to be made through a securities firm, the securities firm may be engaged to act as the selling stockholder’s agent in the resale of the shares of common stock by the selling stockholder, or the securities firm may purchase shares of our common stock from the selling stockholder as principal and thereafter resell those shares from time to time. The fees earned by or paid to the securities firm may be the normal stock exchange commission or negotiated commissions or underwriting discounts to the extent permissible. The securities firm may resell the securities through other securities dealers, and commissions or concessions to those other dealers may be allowed.

At any time a particular offer of the shares of our common stock covered by this prospectus is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any option under which underwriters may purchase additional shares of our common stock from the selling stockholder, any discounts, commissions, concessions and other items constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of our common stock covered by this prospectus. Under the securities laws of some states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states, the shares of our common stock may not be sold unless such shares have been registered or qualified for exemption from registration or qualification is available and is complied with.

The selling stockholder and any agent, broker or dealer that participates in sales of common stock offered by this prospectus may be deemed “underwriters” under the Securities Act, and any commissions or other consideration received by any agent, broker or dealer may be considered underwriting discounts or commissions under the Securities Act.

Instead of selling shares of common stock under this prospectus, the selling stockholder may:

•	transfer its shares of common stock in other ways not involving a market maker or established trading markets, including directly by gift, distribution or other transfer;

•	sell its shares of common stock in compliance with the provisions of Rule 144 or Rule 145 under the Securities Act, if the transaction meets the requirements of Rule 144 or Rule 145, as applicable; or

•	sell its shares of common stock by any other legally available means.

In addition, the selling stockholder may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may, at our option, file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

Regulation M

We have informed the selling stockholder that the anti-manipulation provisions of Regulation M under the Exchange Act may apply to its sales of common stock.

Any underwriters or agents that are qualified market makers on Nasdaq may engage in passive market making transactions in the common stock on Nasdaq in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of an offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Expenses of this Offering

Except as may be otherwise provided in an applicable prospectus supplement, pursuant to the Stockholders Agreement, we have agreed to pay certain expenses incurred in connection with the registration and sale of the shares of common stock covered by this prospectus, including, among other things, all registration and filing fees (including SEC, Nasdaq, the Financial Industry Regulatory Authority (“FINRA”) and blue sky registration and filing fees), printing expenses, transfer taxes, expenses incurred in connection with promotional efforts or “roadshows,” the fees and disbursements of our outside counsel and independent accountants, and the fees and disbursements of counsel for the selling stockholder, but excluding underwriters’, brokers’ and dealers’ discounts and commissions applicable to shares sold for the account of the selling stockholder.

Indemnification

We have agreed pursuant to the Stockholders Agreement, to indemnify, and may agree to further indemnify in the future, in certain circumstances the selling stockholder against certain liabilities, including liabilities under the Securities Act. The selling stockholder has agreed pursuant to the Stockholders Agreement, to indemnify, and may agree to further indemnify in the future, us in certain circumstances against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, San Francisco, California. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters of such offering, such counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, as amended, and the effectiveness of our internal control over financial reporting as of December 31, 2023, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all expenses, other than underwriting discounts and commissions, paid or payable by the registrant in connection with this offering. The selling stockholder will pay any underwriting, broker-dealer or agent discounts, concessions and commissions and expenses incurred by the selling stockholder for accounting, tax, and legal services and any other expenses incurred by the selling stockholder in disposing of the shares of common stock, unless otherwise agreed to by the registrant as described in the following sentence. The registrant will bear all other costs, fees and expenses incurred in connection with the registration and sale of the shares of common stock covered by this prospectus, including, among other things, all registration and filing fees (including SEC, Nasdaq, FINRA and blue sky registration and filing fees), printing expenses, expenses incurred in connection with promotional efforts or “roadshows,” the fees and disbursements of the registrant’s outside counsel and independent accountants, and the fees and disbursements of counsel for the selling stockholder. All amounts shown are estimates except for the SEC registration fee.

Amount to be paid
SEC Registration Fee	$	*
Legal Fees and Expenses		**
Accounting Fees and Expenses		**
Printing Fees and Expenses		**
Miscellaneous Expenses		**

Total	$	**

*	Excluded because the SEC registration fee is being deferred pursuant to Rule 456(b) and 457(r) under the Securities Act.
**	To be provided in one or more prospectus supplements filed hereunder.

Item 15. Indemnification of Directors and Officers

The Company is incorporated under the laws of the State of Delaware. Section 145(a) of the DGCL authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The DGCL also provides that indemnification under Sections 145(a) and (b) can only be made upon a determination that indemnification of the present or former director, officer or employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of directors who are not a party to the action at issue (even though less than a quorum), (2) by a majority vote of a designated committee of these directors (even though less than a quorum), (3) if there are no such directors, or these directors authorize, by the written opinion of independent legal counsel, or (4) by the stockholders.

Section 145(c) of the DGCL provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) or (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by such person in connection therewith. Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL.

Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 145(g) of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide for eliminating or limiting the personal liability of one of its directors for any monetary damages related to a breach of fiduciary duty as a director, as long as the corporation does not eliminate or limit the liability of a director for (a) a breach of the director’s duty of loyalty to the corporation or its stockholders, (b) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (c) a violation of Section 174 of the DGCL (unlawful dividends) or (d) any transaction from which the director derived an improper personal benefit.

Article 10 of the Charter eliminates the personal liability of the Company’s directors to the fullest extent permitted by the DGCL. Such section eliminates the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty owed to the Company or its stockholder as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL (unlawful dividends) or (d) for any transaction from which the director derived an improper personal benefit.

Item 16. Exhibits

Exhibit No.	Description of Exhibit

1.1*	Form of Underwriting Agreement.

4.1	Amended and Restated Certificate of Incorporation of QuidelOrtho Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 27, 2022).

4.2	Amended and Restated Bylaws of QuidelOrtho Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 13, 2022).

4.3	Certificate of Change of Registered Agent (incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K filed on February 23, 2023).

4.4	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed on August 5, 2022).

4.5	Principal Stockholders Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 27, 2022).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1 hereto).

24.1	Powers of Attorney (included on the signature page hereto).

107	Filing Fee Table.

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(a)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	That:

(a)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(b)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California, on November 19, 2024.

QUIDELORTHO CORPORATION

By:	/s/ Brian J. Blaser
Name:	Brian J. Blaser
Title:	Director, President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian J. Blaser, Joseph M. Busky and Michelle A. Hodges, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons have signed this Registration Statement in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brian J. Blaser Brian J. Blaser	Director, President and Chief Executive Officer (Principal Executive Officer)	November 19, 2024

/s/ Joseph M. Busky Joseph M. Busky	Chief Financial Officer (Principal Financial and Accounting Officer)	November 19, 2024

/s/ Kenneth F. Buechler Kenneth F. Buechler	Chairman	November 19, 2024

/s/ Evelyn S. Dilsaver Evelyn S. Dilsaver	Director	November 19, 2024

/s/ Edward L. Michael Edward L. Michael	Director	November 19, 2024

/s/ Mary Lake Polan Mary Lake Polan	Director	November 19, 2024

/s/ James R. Prutow James R. Prutow	Director	November 19, 2024

Signature	Title	Date

/s/ Ann D. Rhoads Ann D. Rhoads	Director	November 19, 2024

/s/ Robert R. Schmidt Robert R. Schmidt	Director	November 19, 2024

/s/ Matthew W. Strobeck Matthew W. Strobeck	Director	November 19, 2024

/s/ Kenneth J. Widder Kenneth J. Widder	Director	November 19, 2024

/s/ Joseph D. Wilkins Jr. Joseph D. Wilkins Jr.	Director	November 19, 2024